EXHIBIT 5.2
                                                                     -----------


                            CONSENT OF LANG MICHENER

We have acted as Canadian counsel to Vasogen Inc. (the "Company") in connection with the registration statement on Form F-10 (the "Registration Statement") being filed on July 11, 2003 by the Company with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

         We hereby consent to the reference to our name under the section "Legal Matters" in the Registration Statement.


DATED this 11th day of July, 2003


/s/ LANG MICHENER